UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2022

CULLMAN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-40607	61-1990996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

316 Second Avenue, SW, Cullman, Alabama	35055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 734-1740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CULL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2022, Cullman Bancorp, Inc. held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors and the ratification of the independent registered public accounting firm. The results of the voting are set forth below.

1.
The election of Directors, each for a three-year term.

	For	Withhold	Broker Non-Votes

John A. Riley, III	4,484,318	4,239	1,335,539
Robin Parson	4,482,918	5,639	1,335,539
Chad T. Burks	4,457,053	31,504	1,335,539

2.
The ratification of the appointment of Crowe LLP as independent registered public accounting firm for the year ending December 31, 2022.

For	Against	Abstain	Broker Non-Votes

5,763,367	29,604	31,125	0

Item 9.01 Financial Statements and Exhibits

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CULLMAN BANCORP, INC.

DATE: May 18, 2022	By:	/s/ John A. Riley, III
John A. Riley, III
President and Chief Executive Officer

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